As filed with the Securities and Exchange Commission on December 21, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________

AGROFRESH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
(267) 317-9135
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________

Graham Miao
Chief Financial Officer
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
(267) 317-9135
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________________
Copy to:
Jason Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Blvd.
Suite 1000
McLean, VA 22102
(703) 749-1300
_______________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.            ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, par value $0.0001 per share	(2)	(2)	(2)	–
Preferred stock, par value $0.0001 per share	(2)	(2)	(2)	–
Warrants	(2)	(2)	(2)	–
Rights	(2)	(2)	(2)	–
Units	(2)	(2)	(2)	–
Debt Securities	(2)	(2)	(2)	–
Total	(2)	(2)	$200,000,000	$24,240
(1)  An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. These securities may also be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $200,000,000 or the equivalent in any other currency. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.

(2)  Omitted pursuant to General Instruction II.D. of Form S-3.

(3)    The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 21, 2018

PRELIMINARY PROSPECTUS

$200,000,000
AGROFRESH SOLUTIONS, INC.
_______________________

COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
DEBT SECURITIES
_______________________
We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, any combination of the securities described in this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. We may also offer common stock upon conversion of or exchange for the preferred stock and/or common stock or preferred stock upon the exercise of warrants or rights. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of AgroFresh Solutions, Inc. or debt or equity securities of one or more other entities.
This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.
This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “AGFS.”
Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.
_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________

The date of this prospectus is , 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).

Under this shelf registration process, we may offer shares of our common stock and preferred stock, warrants and rights to purchase any of such securities and/or debt securities, either individually or in units, in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

Unless the context otherwise requires, when we use the words the “Company,” “AgroFresh,” “we,” “us,” or “our Company” in this prospectus, we are referring to AgroFresh Solutions, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included or incorporate by reference in this report may include, for example, statements relating to:

•	our future financial performance;

•	growth plans and opportunities, including planned product and service offerings;

•	changes in the markets in which we compete;

•	our ability to increase brand loyalty and awareness;

•	our ability to enter into alliances and complete acquisitions of other businesses;

•	protection of our intellectual property rights; and

•	the outcome of any known and unknown litigation.
You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward-looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”
Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

OUR COMPANY
Overview

AgroFresh is a global leader in delivering innovative food preservation and waste reduction solutions for fresh produce, including apples, pears, citrus, kiwifruit, avocados and bananas, among others. Our proprietary and innovative solutions are designed to help growers, packers, and retailers improve produce freshness and quality while reducing waste.

AgroFresh’s market leadership is underpinned by our global footprint, extensive applied scientific expertise, customer intimacy, and a growing portfolio of value-added products and mission-critical advisory services. In addition, we offer a comprehensive list of solutions spanning from pre-harvest to post-harvest, from storage through retail. More importantly, we believe that our direct market approach and high touch service model best position us to address our customers’ needs. We believe this is a key differentiator compared to other companies that have narrower product offerings and limited service levels.

AgroFresh’s core business is providing produce preservation and waste reduction solutions for growers and packers. SmartFreshTM, our current principal solution, preserves the texture, firmness, taste and appearance of produce during storage, transportation and retail display. It allows growers and packers to deliver “just harvested” freshness on a year-round basis and enables retailers to increase customer satisfaction with fresh, high quality produce. An integral part of the SmartFresh value proposition is a direct service model providing customers with on-site applications of SmartFresh at their storage facilities together with mission-critical and value-added advisory services.

Complementing our post-harvest solutions, HarvistaTM technology is used for near harvest management of pome fruit, such as apples, pears, and cherries. Just as SmartFresh revolutionized post-harvest apple storage, we believe Harvista can have a similar impact in the orchard. Harvista slows ripening, reduces fruit drop, and holds fruit on the tree longer to promote better color and fruit size, thereby bringing new benefits to the grower. With maximum flexibility in application timing, it extends the harvest window by allowing growers to factor in ever-changing weather conditions and labor availability, providing peace of mind. Finally, we have found that the combination of Harvista in the orchard and SmartFresh in the storage room results in improved fruit quality metrics compared to use of either product individually.

AgroFresh provides freshness solutions across the supply chain, wherever waste occurs. For many crops, much of the waste occurs at retail. This includes bananas, one of the largest retail produce categories, where, according to internal analysis based on data from Journal of Consumer Affairs and United Nation’s Food and Agriculture Organization, it is estimated that 12-16% of banana loss occurs after the fruit reaches the grocery store. Our RipeLockTM Quality System is a retail solution to improve the quality and consumer appeal of bananas. RipeLock enables retailers to offer consumers bananas that are in better condition and maintain the consumer-preferred color and firmness longer, reducing waste and increasing sales. Additionally, through our agreement with Food Freshness Technology Holdings Limited, AgroFresh expects to market It’s Fresh!, an ethylene absorbing technology to preserve the freshness of produce for high-value crops such as berries, stone fruit, avocados, tomatoes, and cherries, to open up new opportunities to address food waste in retail.

To continue to evolve and increase the value we provide to our customers, AgroFresh recently launched our FreshCloudTM suite of produce monitoring and screening solutions. FreshCloud is the culmination of our decades-long history of innovation and scientific know-how in the physiology of fruits and vegetables. FreshCloud consists of both enhancements to our existing service offerings, as well as new innovations. FreshCloud Storage InsightsTM, the next generation of AdvanStore, combines proprietary sensor technology and data analytics in the storage room to offer customers real-time access to unique insights into the condition of their stored fruit. FreshCloud Predictive ScreeningTM, which predicts the risk of disorder development during storage by analyzing gene expression at commercial harvest, allows for more informed storage management decisions. FreshCloud Transit InsightsTM combines sensor technology and proprietary algorithms to provide insights as to the condition and quality of fruit during transit.

History

AgroFresh is a former blank check company that completed its initial public offering on February 19, 2014. Upon the closing of the Company’s initial business combination with The Dow Chemical Company (“Dow”) on July 31, 2015 (the “Business Combination”), the Company changed its name to AgroFresh Solutions, Inc. Prior to the closing of the Business Combination, the business that now comprises our business was operated through a combination of wholly-owned subsidiaries and operations of Dow, including through AgroFresh Inc. in the United States.

Corporate Information

Our principal office is located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106, and our telephone number at that address is (267) 317-9135. We maintain a website at www.agrofresh.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes.

When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Any time preferred stock is offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF COMMON STOCK
The following summary of certain material provisions of our common stock does not purport to be complete. You should refer to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).
General
Our second amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 400,000,000 shares of common stock, $0.0001 par value per share, and 100,000,000 shares of non-voting common stock, $0.0001 par value per share. As of December 17, 2018, we had 51,009,180 shares of common stock outstanding, no shares of non-voting common stock outstanding and outstanding warrants to acquire 15,983,072 shares of common stock at an exercise price of $11.50 per share that are currently exercisable provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
Voting Power
Our second amended and restated certificate of incorporation provides for two classes of common stock, common stock with voting rights and non-voting common stock. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of voting common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of voting common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting rights with respect to their shares of non-voting common stock.
Conversion
Pursuant to the terms of an Investor Rights Agreement entered into among the Company, Dow and certain other parties in connection with the consummation of the Business Combination, Dow has the right to elect to convert all or any portion of its shares of our voting common stock into a like number of shares of the non-voting common stock.
Our second amended and restated certificate of incorporation provides that each share of non-voting common stock shall automatically, and without any action on our part or by the holder of such share, be converted into one share of our common stock (1) immediately upon the transfer, sale, assignment or conveyance of a share of non-voting common stock to a person or entity other than Dow (or a person or entity over which Dow has control), or (2) immediately prior to the effective time of any merger or consolidation of us with or into any other corporation or other entity pursuant to which the shares of our common stock are converted into shares or other securities of the surviving or resulting corporation or other entity or cash, property, rights or securities of any other corporation or entity.
Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Certificate of Incorporation and Bylaws Anti-Takeover Provisions
Our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•
the ability of our board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at a special meeting of our stockholders;

•
the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

•
advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our board of directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.
Delaware Law Anti-Takeover Provision
We are not subject to the provisions of Section 203 of the DGCL regulating corporate takeovers.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

Our second amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of December 17, 2018, we had one share of Series A Preferred Stock outstanding, which share was held by Dow, and no other shares of our preferred stock were outstanding or designated. The holder of the share of Series A Preferred Stock, voting as a separate class, is entitled to appoint one director to our board of directors. The Series A Preferred Stock does not have any other rights.

The following summary of certain provisions of our undesignated preferred stock does not purport to be complete. You should refer to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•
any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent

The transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Public Warrants

We issued an aggregate of 22,050,000 units in our initial public offering. Each unit consisted of one share of our common stock and one-half of one warrant. Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and are currently exercisable, provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We refer to these warrants as the Public Warrants. We repurchased 1,201,928 Public Warrants during 2015, such that 9,823,072 Public Warrants were outstanding as of December 17, 2018.

The Public Warrants will expire five years after the completion of our initial business combination, or July 31, 2020, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation. We may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and

•
if, and only if, the last sale price of our common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder of warrants that wishes to exercise his, her or its warrant to do so on a “cashless basis”. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of common shares issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The Public Warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by our stockholders.

No Public Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

No fractional shares of common stock will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Outstanding Sponsor Warrants

We sold an aggregate of 6,160,000 warrants in a private placement at the time of our initial public offering. We refer to these warrants as the Private Placement Warrants. As of December 17, 2018, all 6,160,000 of the Private Placement Warrants were outstanding.

The Private Placement Warrants are not redeemable by us so long as they are held by the original holders or their permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants, except that such Private Placement Warrants may be exercised by the holders on a cashless basis.

Transfer Agent

The transfer agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Exchange Listing

Our warrants are listed for trading on the Nasdaq under the symbol “AGFSW.”

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or rights for the purchase of common stock and/or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “AgroFresh,” “we,” “our” or “us” refer to AgroFresh Solutions, Inc., excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the place or places where payments will be made;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
the obligation, if any, of the Company to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or AgroFresh and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AgroFresh; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under the Company’s senior secured credit facilities or (2) five business Days after receipt by the Company of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION
We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers for resale;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.
The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.
We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS
Greenberg Traurig, LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://www.agrofresh.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

•
our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 22, 2018, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed on May 10, 2018;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2018, filed on August 15, 2018;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2018, filed on November 7, 2018

•	our current report on Form 8-K, filed on January 19, 2018;

•	our current report on Form 8-K, filed on March 1, 2018;

•	our current report on Form 8-K, filed on March 14, 2018;

•	our current report on Form 8-K, filed on May 10, 2018;

•	our current report on Form 8-K/A, filed on May 11, 2018;

•	our current report on Form 8-K, filed on June 7, 2018;

•	our current report on Form 8-K, filed on August 9, 2018;

•	our current report on Form 8-K/A, filed on August 15, 2018;

•	our current report on Form 8-K, filed on August 30, 2018;

•	our current report on Form 8-K, filed on October 1, 2018;

•	our current report on Form 8-K, filed on October 22, 2018;

•	our current report on Form 8-K, filed on November 7, 2018;

TCO 363457551v4

•
the description of our common stock set forth in our registration statement on Form 8-A12B filed on February 12, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

•
all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

AgroFresh Solutions, Inc.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
Attn: Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$24,240
FINRA Registration Fee	30,500
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Miscellaneous	*
Total	*
*  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Because an indeterminate amount of securities is covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate fees and expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our restated certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.
The following exhibits are included herein or incorporated by reference:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 31, 2015 (1)
3.2	Series A Certificate of Designation (1)
3.3	Amended and Restated Bylaws (2)
3.4	Amendment to the Amended and Restated Bylaws of AgroFresh Solutions, Inc., effective as of September 3, 2015 (3)
3.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (4)
4.1	Specimen Common Stock Certificate (1)
4.2	Specimen Warrant Certificate (1)
4.3	Warrant Agreement, dated as of February 12, 2014, by and between AgroFresh Solutions, Inc. and Continental Stock Transfer & Trust Company (5)
4.4*	Form of Certificate of Amendment or Designation with respect to Preferred Stock
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Rights Agreement and Right Certificate
4.7*	Form of Unit Agreement and Unit
4.8	Form of Indenture
4.9*	Form of Debt Security
5.1	Opinion of Greenberg Traurig, LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility of Computershare Trust Company, National Association under the Trust Indenture Act of 1939, as amended
____________________

(1)	Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on August 6, 2015.

(2)	Incorporated by reference to Annex A to the Company’s definitive proxy statement (File No. 001-36197) filed with the Securities and Exchange Commission on July 16, 2015.

(3)	Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on September 10, 2015.

(4)	Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 7, 2017.

(5)	Incorporated by reference to an exhibit to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on February 19, 2014.

*   To be filed, if applicable, by amendment or by a current report on Form 8-K and incorporated by reference herein prior to the issuance of the applicable securities.
**    To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TIA”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, State of Pennsylvania, on December 21, 2018.

AgroFresh Solutions, Inc.

By:	/s/ Graham Miao
Name:	Graham Miao
Title:	Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of AgroFresh Solutions, Inc. hereby jointly and severally constitutes and appoints Graham Miao and Thomas Ermi, and each one of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jordi Ferre	Chief Executive Officer and Director	December 21, 2018
Jordi Ferre	(Principal Executive Officer)

/s/ Graham Miao	Executive Vice President and Chief Financial Officer	December 21, 2018
Graham Miao	(Principal Financial and Accounting Officer)

/s/ Nance K. Dicciani	Chair of the Board	December 21, 2018
Nance K. Dicciani

/s/ Robert J. Campbell	Director	December 21, 2018
Robert J. Campbell

/s/ Gregory M. Freiwald	Director	December 21, 2018
Gregory M. Freiwald

/s/ Torsten Kraef	Director	December 21, 2018
Torsten Kraef

/s/ Denise L. Devine	Director	December 21, 2018
Denise L. Devine

/s/ Macauley Whiting, Jr.	Director	December 21, 2018
Macauley Whiting, Jr.

/s/ George Lobisser	Director	December 21, 2018
George Lobisser